THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132







LARGE CAP GROWTH FUND                                                 PROXY CARD
VALIC COMPANY I

The undersigned shareholder of the above referenced Fund, hereby votes all the shares of the Fund which the undersigned is entitled to vote as of December 2, 2005, the record date, at the Special Meeting to be held in Meeting Room 1 of The Woodson Tower Building, 2919 Allen Parkway, Houston, Texas 77019, on Friday, January 27, 2006, at 2:00 p.m., Central Time, and at any adjournment thereof. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.



                                      Date:
                                           -------------------------------------





                                      ------------------------------------------

                                      Signature(s) (and Title(s), if applicable)

                                      Note: If you plan to vote by mail,  please
                                      sign the proxy  card.  When  signing  in a
                                      fiduciary  capacity,   such  as  executor,
                                      administrator,  director,  guarding,  etc.
                                      please sign your name and indicate your title. Corporate and partnership proxies should be signed by an authorized person.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132




You may CAST YOUR VOTE using one of the following methods:

1. By mail: postage-paid envelope; or

2. In person: Friday, January 27, 2006

If you vote by mail, please mail early enough for the card to be delivered prior to January 27, 2006.

The Variable Annuity Life Insurance Company Separate Account A (the "Separate Account") will vote shares attributable to your Contract as indicated below, or if no direction is provided when the duly executed proxy instruction card is returned, the Separate Account will vote shares attributable to your Contract "FOR" the proposal described herein. With respect to those shares for which no proxy instructions have been received by the Separate Account on or before January 27, 2006, the Separate Account will cast shares in the affirmative, the negative, or in abstention, in the same proportion as those shares for which instruction cards have been received.

LARGE CAP GROWTH FUND                                    VOTING INSTRUCTION CARD
VALIC Company I

The undersigned hereby instructs the Separate Account, to vote all shares of the Large Cap Growth Fund which are attributable to the Contract for which the undersigned is entitled to give instructions at the Special Meeting of Shareholders (the "Meeting") of VALIC Company I to be held in Meeting Room 1 of the Woodson Tower Building, 2919 Allen Parkway, Houston, Texas 77019, on Friday, January 27, 2006, at 2:00 p.m., Central Time, and at any adjournment thereof. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

By signing and dating below, you instruct the Separate Account to vote shares of the above-referenced Fund attributable to your Contract at the Meeting and all adjournments thereof. The Separate Account shall vote as indicated above and in its own discretion, upon such other business as may properly come before the Meeting.



                                      Date:
                                           -------------------------------------




                                      ------------------------------------------
                                      Signature(s) (and Title(s), if applicable)

                                      NOTE: If you plan to vote by mail,  please
                                      sign the proxy  card  exactly as your name
                                      appears  on the card.  When  signing  in a
                                      fiduciary  capacity,   such  as  executor,
                                      administrator,  director,  guardian,  etc.
                                      please sign your name and indicate your title. Corporate and partnership proxies should be signed by an authorized person, indicating the person's title.

PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE FOLLOWING:                                           FOR    AGAINST  ABSTAIN

1.   To approve or disapprove an Agreement and Plan of   [ ]      [ ]      [ ]
     Reorganization  (the  "Plan")  providing  for the
     acquisition  of all of the  assets  of Large  Cap
     Growth Fund  ("Large Cap  Growth") by VALIC Ultra
     Fund ("VALIC  Ultra"),  a series of VALIC Company
     I, in exchange  for shares of VALIC Ultra and the
     assumption   by   VALIC   Ultra  of  all  of  the
     liabilities  of Large Cap  Growth.  The Plan also
     provides  for  distribution  of these  shares  of
     VALIC Ultra to  shareholders  of Large Cap Growth
     in  liquidation  and  subsequent  termination  of
     Large Cap Growth.  A vote in favor of the Plan is
     a  vote  in   favor   of  the   liquidation   and
     dissolution of Large Cap Growth.




                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.